UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2017

______________________________

KBR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas  77002
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On April 10, 2017, KBR, Inc. (together with its consolidated subsidiaries, "KBR") announced that it entered into a final and binding settlement agreement with Pemex Exploration and Production ("PEP") resolving the claims brought by its subsidiary, Commisa, and PEP against each other in 2004 related to the EPC 1 construction project in Mexico. Under the settlement, PEP has paid KBR $435 million. The settlement also provides for mutual dismissals and releases of all claims related to the EPC 1 project. A copy of the press release announcing the settlement is attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated April 10, 2017, titled "KBR Recovers Almost Half Billion Dollar Judgment, Resolves Lengthy Commercial Dispute."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: April 10, 2017	By:	/s/ Beth Ann Dranguet
	Name: Title:	Beth Ann Dranguet Assistant Corporate Secretary